COMMERCIAL MUTUAL INSURANCE COMPANY
Fax: (845) 340-8393	Telephone: (845) 331-3288
15 JOYS LANE KINGSTON, NY 12401

THIS SURPLUS NOTE SUPERCEDES AND REPLACES THE SURPLUS NOTE, DATED MARCH 12, 1999, IN THE PRINCIPAL AMOUNT OF SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) ISSUED BY COMMERCIAL MUTUAL INSURANCE COMPANY TO EAGLE INSURANCE COMPANY (THE “ORIGINAL NOTE”).

SURPLUS NOTE

$750,000	Kingston, New York March 12, 1999

FOR VALUE RECEIVED, COMMERCIAL MUTUAL INSURANCE COMPANY, (“Borrower”) a New York advance premium co-operative property/casualty insurance company with its principal office at 15 Joys Lane, Kingston, New York 12401 which, effective as of March 12, 1999, in consideration of a Seven Hundred Fifty Thousand Dollars ($750,000) surplus loan received by Borrower on the date thereof from Eagle Insurance Company, a New Jersey domiciled stock insurance company with its principal office at 999 Stewart Avenue, Bethpage, New York 11714 (“Eagle”), hereby promises and agrees to pay to the order of DCAP Group, Inc., a Delaware corporation with its principal office at 1158 Broadway, Hewlett, New York 11557 (“Lender”), as assignee of the right, title and interest of Eagle in and to the Original Note, the principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) in accordance with the terms and conditions of this Note, plus interest thereon at the rate specified in Section 2 hereof from the date hereof until paid.

1.  Payment of Principal Amount.

(a)  Subject to prior compliance with the provisions of subsection (c) of this Section 1, the principal amount outstanding hereunder shall be payable by Borrower to Lender in one payment which shall be due on the earlier of (i) March 11, 2004 or (ii) the occurrence of an Event of Default as specified in Section 5 hereof.

(b)  Subject to prior compliance with the provisions of subsection (c) of this Section 1 and Section 2 hereof, Borrower shall have the right to prepay all or any part of this Note from time to time without premium or penalty by paying to Lender the principal amount being prepaid together with all accrued but unpaid interest thereon to the date of prepayment.

(c)  No payments of the principal amount of this Note shall be made unless: (i) at least 30 days prior to making such payment, Borrower shall file with the New York Superintendent of Insurance (the "Superintendent") all information required by the Superintendent's then current regulations, (ii) such payment shall be made only out of the surplus of Borrower existing at the time of payment, provided that principal on this Note shall be paid only to the extent that after any such payment Borrower has remaining surplus in excess of the minimum amount of statutory surplus required of Borrower by the law of the State of New York at the time of payment for the issuance of a certificate of authority to transact. For the purpose of determining surplus, the outstanding principal amount of this Note and any other surplus notes similarly restricted as to payment shall not be counted as a liability of Borrower. If required by applicable law, the prior written approval of the Superintendent shall be obtained prior to making such payment, provided, however, that Lender may elect to cancel this Note and treat the proceeds as a contribution to the capital of Borrower, as permitted by and subject to compliance with the laws of the State of New York.

(d)  Any payment made shall first apply to accrued interest, and the balance of such payment shall apply to reduce the principal of this Note.

(e)  For the purposes of this Note, the surplus of Borrower shall be as reported on line 35 of page 3 of Borrower’s annual statement as filed with the Superintendent.

(f)  The entire unpaid principal amount of this Note and any accrued but unpaid interest hereon shall be carried, considered and reported as a footnote in all financial statements published by Borrower or filed with any insurance regulatory authority.

2.  Interest. Interest shall accrue on the outstanding principal amount hereunder at an annual rate equal to the lesser of: (a) 8.5% per annum, (b) the prime rate charged from time to time by Citibank, N.A. or (c) that rate permitted pursuant to the provisions of Section 5-501 of the General Obligations Law of the State of New York. Interest payable hereunder shall be payable in arrears on the last day of each month during which any portion of the principal amount hereof is outstanding commencing on March 12, 1999 and at maturity; provided that payments of interest on this Note shall be made only out of the surplus of Borrower existing at the time of payment, provided that no such payment shall be made if the effect thereof is to reduce the surplus of Borrower below the minimum amount of statutory surplus required of Borrower by the laws of the State of New York at the time of payment for the issuance of a certificate of authority to transact the class or classes of insurance which Borrower is then authorized to transact and the prior written approval of the Superintendent is obtained with respect to such payment to the extent then required by applicable law. The inability or failure of Borrower to pay interest as specified herein on this Note shall not relieve Borrower of the obligation to pay such interest.

3.  Place of Payment. All amounts payable by Borrower to Lender hereunder shall be paid in lawful money of the United States of America directly to Lender at Lender's address set forth above or at such other address of which Lender shall give written notice to Borrower.

4.  Affirmative Covenants of Borrower.

(a)  From the date of this Note and so long as this Note shall be outstanding, Borrower will furnish to Lender:

(i)  within 45 days after the close of each of the first three quarters of each of Borrower's fiscal years, a balance sheet of Borrower as of the end of such quarter and a statement of operations for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by the Chief Financial Officer of Borrower; and

(ii)  within 60 days after the close of each fiscal year of Borrower, a balance sheet of Borrower as of the end of such fiscal year and a statement of operations of Borrower for such fiscal year accompanied by (A) the unqualified opinion with respect thereto of Ernst & Young or other independent public accountants of recognized national standing and acceptable to Lender and (B) a certificate of such independent public accountants stating that they are familiar with the terms of this Note and that no event which constitutes an Event of Default or which would become an Event of Default, with the passage of time or the giving of notice or both, has occurred or is continuing.

(b)  From the date of this Note and so long as this Note shall be outstanding, Borrower will furnish to Lender:

(i)  promptly upon their becoming available, all regular and periodic financial and other reports which Borrower shall file with any regulatory authority having jurisdiction over it or its operations;

(ii)  immediately upon receipt, a copy of all written communications and a written summary of all oral communications which Borrower shall receive from any regulatory agency having jurisdiction over it or its operations;

(iii)  within five days after the occurrence of each event which constitutes an Event of Default specified in Section 5 hereof or which would become an Event of Default, with the passage of time or the giving of notice or both, notice of such occurrence together with a detailed statement by the President of Borrower of the steps being taken by Borrower to cure the effect of such event; and

(iv)  such other information respecting the financial condition and operations of Borrower as Lender may from time to time reasonably request.

(c)  From the date of this Note and so long as this Note shall be outstanding, Borrower will:

(i)  Duly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, premiums or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of Borrower, provided that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested by it in good faith and by proper proceedings;

(ii)  Maintain the insurance of Borrower's facilities and Operations;

(iii)  Preserve and keep in full force and effect its existence as an advance premium co-operative property/casualty insurance company under the laws of the State of New York and its admission to transact an insurance business in each jurisdiction in which it is licensed to transact such an insurance business as of the date of this Note;

(iv)  Comply in all material respects with Borrower's underwriting manual as in effect on the date of this Note with respect to all insurance business written or renewed after the date of this Note;

(v)  At any reasonable time and from time to time, permit Lender or any agents or representatives thereof to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of, Borrower, and to discuss the affairs, finances and accounts of Borrower with Borrower's officers;

(vi)  Conduct its business only in the ordinary course and keep accurate and complete records of its assets, liabilities and operations consistent with sound business practices and in accordance with SAP;

(vii)  Maintain its equipment, real property and other properties in good condition and repair, normal wear and tear excepted, and pay and discharge the cost of repairs thereto or maintenance thereof;

(viii)  Pay all rent or other sums required by every lease to which Borrower is a party as the same becomes due and payable, perform all its obligations as tenant or lessee thereunder except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefore have been set aside;

(ix)  Give immediate notice to Lender of the institution of any litigation, administrative proceeding or governmental investigation, other than routine litigation ordinarily incident to Borrower's insurance business or the entry of any judgment, decree or Order against or involving Borrower which might affect the enforceability of this Note or Borrower's ability to obtain approval of the Superintendent to make payments of principal on this Note; and

(x)  Pay or cause to be paid when due, or within applicable grace periods, all indebtedness of Borrower, and give immediate notice to Lender of the occurrence of any event of default under any outstanding indebtedness of Borrower or any fact, condition or event which, with the giving of notice or the passage of time or both, would constitute such an event of default.

5.  Event of Default. An event of default (an "Event of Default") shall exist hereunder if (i) Borrower fails to pay any amount of principal or interest in full when due hereunder whether or not Borrower has obtained the approval of the Superintendent for such payment, (ii) Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Note or the Services Agreement on its part to be performed or observed, and any such failure remains unremedied for 30 days after written notice thereof shall have been given to Borrower by Lender, (iii) Borrower shall fail to pay any indebtedness, other than as evidenced by this Note, or any interest or premium thereon, when due, whether such indebtedness shall become due by scheduled maturity, required prepayment, acceleration, demand or otherwise, (iv) any Required Filing or Approval shall at any time for any reason cease to be in full force and effect or shall be declared to be null or void, or the enforceability or validity thereof shall be contested by Borrower and an insurance Governmental Entity, (v) a final judgment or judgments are entered, or an Order or Orders of any judicial authority or Governmental Entity are issued against Borrower (collectively, a "Judgment") for (a) payment of money, which judgment, in the aggregate, exceeds $1,000,000 outstanding at any time or (b) injunctive or declaratory relief and such Judgment is not discharged or execution thereon or enforcement thereof stayed pending appeal within 30 days after entry or issuance thereof, or, in the event of such a stay, such Judgment is not discharged within 30 days after such stay expires; (vi) Borrower shall be adjudicated as bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or Borrower shall apply for or consent to the appointment of any receiver, trustee, liquidator or similar officer for it or for all or any substantial part of its property, or such receiver, trustee, liquidator or similar officer shall be appointed without the application or consent of Borrower and such appointment shall continue undischarged for a period of 60 days, or Borrower shall institute, by petition, application, answer, consent or otherwise, any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, rehabilitation, liquidation or similar proceeding, or any such proceeding shall be instituted against Borrower and shall remain undismissed for a period of 60 days, or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and such judgment, writ or similar process shall not be released, vacated or fully bonded within 60 days after its issue or (vii) the amount of Borrower's surplus, excluding any surplus notes and all accrued but unpaid interest thereon, shall be less than the amount of Borrower's surplus on the effective date of the Conversion without giving effect to Borrower's receipt of the proceeds of this Note.

6.  Remedies. Upon the occurrence of an Event of Default and subject to the limitations set forth in Sections 1 (c) and 2 hereof, Lender may (a) by notice to Borrower, declare the entire unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be forthwith due and payable, whereupon this Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower and (b) proceed to enforce its rights under this Note by exercising such remedies as are available to Lender in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained in this Note Or in aid of exercise of any power granted in this Note. No remedies are intended to be exclusive and each such remedy shall be cumulative.

7.  Subordination. The indebtedness of Borrower evidenced by this Note, including the principal hereof and the interest hereon, shall be subordinate and junior in right of payment to Borrower's obligations to its policyholders and all other creditors, whether now outstanding or hereafter incurred, and in the event of any insolvency proceedings, rehabilitation, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of Borrower, whether voluntary or involuntary, all such obligations (herein-after collectively, "Senior Obligations") shall be entitled to be paid in full before any payment shall be made on account of the principal of, or interest on, this Note. In the event of any such proceeding, liquidation or winding-up, after payment in full of all sums owing with respect to Senior Obligations, Lender shall be entitled to be paid from the remaining assets of Borrower the unpaid principal amount of this Note and interest accrued and unpaid hereon. The foregoing subordination provisions of this Note are solely for the purpose of defining the relative rights of the holders of Senior Obligations and Lender, and none of such provisions shall impair, as between Borrower and Lender, the obligation of Borrower to pay Lender the principal hereof and the interest hereon and any other sums payable hereunder in accordance with the terms hereof, nor shall such subordination provisions prevent Lender from exercising all remedies otherwise permitted under the terms hereof upon an Event of Default hereunder, subject to the rights, if any, of the holders of Senior Obligations to be paid in full before any payment shall be made on account of this Note.

8.  No Waiver. Neither the failure of Lender nor any delay on the part of Lender to exercise any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or privilege hereunder preclude any other or further exercise of that or any other right, power or privilege. No modification or waiver of any provision of this Note nor consent to any departure therefrom by Borrower shall in any event be effective unless (i) the same shall be in writing and (ii) approved in writing by each applicable insurance regulatory authority then having jurisdiction over Borrower. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice in similar or other circumstances.

9.  Payment Due on Holiday. If the interest on this Note falls due on a Saturday, Sunday or legal holiday at the place of payment, such payment shall be made on the next succeeding business day.

10.  Conversion. In the event Borrower converts to a stock property/casualty insurance company, Lender shall have the option, in its sole discretion, of canceling this Note in exchange for such number of shares of stock in the corporation resulting from such conversion as the amount of unpaid principal and interest will purchase at the price specified in Borrower's plan of conversion or taking any such other action permitted under the laws of the State of New York. If such unpaid principal and interest would entitle Lender to a fractional share of stock in exchange for the cancellation of this Note, Lender shall have the option, in its sole discretion, of being paid the value of such fractional share in cash or of purchasing such additional fractional interest as will entitle Lender to purchase a full share.

11.  Applicable Law. The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the State of New York.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Note on January 31, 2006 but effective as of the date and year first above written.

[SEAL]	COMMERCIAL MUTUAL INSURANCE COMPANY

Attest:	By: